UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 29, 2026, Orion Energy Systems, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, as underwriter (the “Underwriter”), pursuant to which the Company agreed to sell 500,000 shares (the “Shares”) of the Company’s common stock, no par value per share (“Common Stock”), less underwriting discounts and commissions.

The Offering closed on February 2, 2026. The net proceeds to the Company from the Offering were approximately $6.4 million, after deducting underwriting discounts and commissions and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for reducing amounts outstanding under its existing credit agreement, with the remainder to be used for working capital and general corporate purposes.

The Offering was made pursuant to a preliminary prospectus supplement filed on January 29, 2026, a final prospectus supplement dated January 29, 2026 and the Company’s existing effective shelf registration statement on Form S-3 (Registration No. 333-270197) as filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2023, and declared effective by the Commission on March 10, 2023.

The Underwriting Agreement contains customary fees, representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to the agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company, pursuant to the Underwriting Agreement, and all of the Company’s directors and executive officers, pursuant to certain lock-up agreements, also agreed to not sell or transfer any securities of the Company for 90 days after February 2, 2026, without first obtaining the consent of the Underwriter.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by the Underwriting Agreement, which is incorporated herein by reference and is attached hereto as Exhibit 1.1.

The legal opinion of Foley & Lardner LLP regarding the issuance and sale of the Shares is attached hereto as Exhibit 5.1.

Item 7.01 Regulation FD Disclosure

On January 29, 2026, the Company issued a press release announcing that it had commenced the offering and on January 30, 2026, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are filed as Exhibits 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 29, 2026, between Orion Energy Systems, Inc. and Craig-Hallum Capital Group LLC.

5.1	Opinion of Foley & Lardner LLP regarding the validity of the Shares.

23.1	Consent of Foley & Lardner (included in Exhibit 5.1).

99.1	Press release dated January 29, 2026, announcing launch of the offering.

99.2	Press release dated January 30, 2026, announcing pricing of the offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: February 2, 2026	By:	/s/ J. Per Brodin
J. Per Brodin
Executive Vice President and Chief Financial Officer